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                                                                  EXHIBIT 23.2


                                    CONSENT


     We hereby consent to the reference to this firm under the heading "Legal Matters" contained in the Prospectus that forms a part of the Registration Statement on Form S-1 (File No. 333-13287) for EarthShell Container Corporation, a Delaware corporation (the "Company"). In giving this consent we do not admit that we are within a category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations promulgated thereunder.

                                   WORKMAN, NYDEGGER & SEELEY

March 20, 1998

                                   By: /s/ DAVID SEELEY
                                      -------------------------------
                                      David Seeley, Vice President